Exhibit 5.2

February 10, 2012

Chesapeake Midstream Partners, L.P.

900 NW 63rd Street

Oklahoma City, Oklahoma 73118

Re:	Chesapeake Midstream Partners, L.P.;
February 10, 2012 Registration Statement on
Form S-4; Our File No. 3552.0010

Ladies and Gentlemen:

We have acted as special Oklahoma counsel for Chesapeake Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”) and certain of its subsidiaries, in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Partnership, CHKM Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), and the additional registrants named therein on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to offers to exchange (the “Exchange Offers”) (i) an aggregate principal amount of up to $350,000,000 of the Issuers’ 5.875% Senior Notes due 2021 (the “New 2021 Notes”), which will have been registered under the Securities Act, for an equal principal amount of the Issuers’ outstanding 5.875% Senior Notes due 2021 (the “Original 2021 Notes”), and (ii) an aggregate principal amount of up to $750,000,000 of the Issuers’ 6.125% Senior Notes due 2022 (the “New 2022 Notes” and together with the New 2021 Notes, the “Exchange Notes”), which will have been registered under the Securities Act, for an equal principal amount of the Issuers’ outstanding 6.125% Senior Notes due 2022 (the “Original 2022 Notes” and together with the Original 2021 Notes, the “Original Notes”).

The Original 2021 Notes were, and the New 2021 Notes will be, issued under an Indenture, dated as of April 19, 2011 (the “2021 Indenture”), among the Partnership, Finance Corp., the subsidiary guarantors named therein (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). The Original 2022 Notes were, and the New 2022 Notes will be, issued under an Indenture, dated as of January 11, 2012 (the “2022 Indenture” and together with the 2021 Indenture, the “Indentures”), among the Partnership, Finance Corp., the Guarantors and the Trustee. The Exchange Notes will be unconditionally and irrevocably guaranteed (the “Guarantees”) as to payment of principal, premium, if any, and interest by each of the Guarantors pursuant to the Indentures.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the charter and governance documents of Appalachia Midstream Services, L.L.C., Bluestem Gas Services, L.L.C., Chesapeake Midstream Gas Services, L.L.C., Magnolia

5520 NORTH FRANCIS AVENUE, OKLAHOMA CITY, OKLAHOMA 73118 — POST OFFICE BOX 18719, OKLAHOMA CITY, OKLAHOMA 73154-0719

TELEPHONE: 405.232.3001 — FACSIMILE: 405.232.5553

Chesapeake Midstream Partners, L.P.

February 10, 2012

Midstream Gas Services, L.L.C., Oklahoma Midstream Gas Services, L.L.C. and Texas Midstream Gas Services, L.L.C., all Oklahoma limited liability companies (the “OK CHKM Guarantors”), (ii) the Indentures, (iii) specimens of the Exchange Notes and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will have been issued in exchange for the Original Notes in accordance with the terms of the Exchange Offers as set forth in the Registration Statement.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we advise you that, in our opinion, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Original Notes have been validly tendered and not withdrawn and have been received and accepted by the Partnership in accordance with the terms of the Exchange Offers as set forth in the Registration Statement; and (iv) the Exchange Notes have been duly executed, authenticated, issued and delivered upon consummation of the Exchange Offers in accordance with the terms of the Indentures and the Exchange Offers as set forth in the Registration Statement, the Guarantees of the Exchange Notes issued in exchange for Original Notes in accordance with the terms of the Exchange Offers as set forth in the Registration Statement will constitute valid and binding obligations of the OK CHKM Guarantors.

We are members of the bar of the State of Oklahoma. The opinions expressed herein are limited exclusively to the laws of the State of Oklahoma, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We also authorize Bracewell & Giuliani LLP to rely on this opinion in delivering its opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption “Validity of the New Notes.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Commercial Law Group, P.C.

COMMERCIAL LAW GROUP, P.C.